                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
-----------     ------------                                    -----------

5(b)(xiii)      Form of Portfolio Management Agreement with     99.B5(b)(xiii)
                Van Eck Associates Corporation

                        PORTFOLIO MANAGEMENT AGREEMENT

          AGREEMENT made this _______ day of ______________, 199__ between PIMCO Advisors L.P. ("Adviser"), a limited partnership, and Van Eck Associates Corporation ("Portfolio Manager"), a Delaware corporation.


          WHEREAS, PIMCO Funds: Multi-Manager Series (the "Trust") is registered with the Securities and Exchange Commission ("SEC") as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and


          WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio; and


          WHEREAS, the Trust has established multiple series, including operational series or series that are expected to be operational that are designated as the PIMCO International Developed Fund, PIMCO International Fund, PIMCO Emerging Markets Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Renaissance Fund, PIMCO Core Equity Fund, PIMCO Growth Fund, PIMCO Mid Cap Equity Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Balanced Fund, and PIMCO Precious Metals Fund, such series together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so, being herein collectively referred to also as the "Funds"; and


          WHEREAS, the Portfolio Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and


          WHEREAS, the Trust has retained the Adviser to render management services to the Funds pursuant to an Investment Advisory Agreement dated as of November 15, 1994, as amended and restated effective as of the date hereof, and such Agreement authorizes the Adviser to engage Portfolio Managers to discharge the Adviser's responsibilities with respect to the management of the Funds; and

          WHEREAS, the Adviser desires to retain the Portfolio Manager to furnish investment advisory services to one or more of the Funds of the Trust, and the Portfolio Manager is willing to furnish such services to such Funds and the Adviser in the manner and on the terms hereinafter set forth;


          NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Adviser and the Portfolio Manager as follows:


          1.  Appointment.  The Adviser hereby appoints Van Eck Associates
              -----------
Corporation to act as Portfolio Manager to the PIMCO Precious Metals Fund (the "Fund") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.


          In the event the Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more series other than the Fund, the Adviser shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.


          2.  Portfolio Management Duties.  Subject to the supervision of the
              ---------------------------
Trust's Board of Trustees and the Adviser, the Portfolio Manager will provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Fund. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Portfolio Manager shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. The Portfolio Manager will provide the services under this Agreement in accordance with the Fund's investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's Registration Statement filed on Form N-1A with the SEC, as supplemented or amended from time to time, copies of which shall be sent to the Portfolio Manager by the Adviser. In performing these duties, the Portfolio Manager:

          (a) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A, as supplemented or amended from time to time.


          (b) Shall take no actions in managing the Fund that would cause the Fund to fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.


          (c) Is responsible, in connection with its responsibilities under this
          Section 2, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have

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          breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-(T) thereunder, and subject to any other applicable laws and regulations, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Fund to the Portfolio Manager if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to the Adviser and Board of Trustees of the Trust, indicating the brokers or dealers to which such allocations have been made and the basis therefor.


          (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the reasonable judgment of the Portfolio

          Manager in the exercise of its fiduciary obligations to the Trust and to such other clients.


          (e) Will, in connection with the purchase and sale of securities for each Fund, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.


          (f) Will assist the custodian and recordkeeping agent(s) for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Fund for which the custodian and recordkeeping agent(s) seek assistance from the Portfolio Manager or identify for review by the Portfolio Manager.


          (g) Will make available to the Trust and Adviser, promptly upon request, any of the Fund's investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.


          (h) Will regularly report to the Trust's Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund's portfolio, and will furnish the Trust's Board of

          Trustees with respect to the Fund such periodic and special reports as the Trustees may reasonably request.


          (i) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager has not, to the best of the Portfolio Manager's knowledge:

                (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

                (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.


          3.    Disclosure about Portfolio Manager. The Portfolio Manager has
                ----------------------------------
reviewed the Registration Statement for the Trust filed with the SEC and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such

Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered. The Adviser has received a current copy of the Portfolio Manager's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. The Portfolio Manager agrees to provide the Adviser with current copies of the Portfolio Manager's Form ADV, and any supplements or amendments thereto, as filed with the SEC.

        4.   Expenses. During the term of this Agreement, the Portfolio Manager
             --------
will pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement including, but not limited to,
(i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including verification and oversight of the pricing of the Fund's portfolio (but excluding determination of net asset value and shareholder accounting services). The Portfolio Manager shall not be responsible for any of the following:

        (a) Expenses of all audits by the Trust's independent public accountants;

        (b) Expenses of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

        (c) Expenses of the Trust's custodial services, including recordkeeping services provided by the custodian;

        (d) Expenses of obtaining quotations for calculating the value of the Fund's net assets;

        (e)  Expenses of obtaining Portfolio Activity Reports for each Fund;


        (f)  Expenses of maintaining the Trust's tax records;


        (g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser, its subsidiaries or affiliates, or any Portfolio Manager of the Trust;


        (h)  Taxes, if any, levied against the Trust or any of the Fund;


        (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;


        (j)  Costs, including the interest expenses, of borrowing money;


        (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the registration of shares with federal and state securities or insurance authorities;


        (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;


        (m) Costs of printing stock certificates representing shares of the Trust;

        (n) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Portfolio Manager or any affiliate thereof;


        (o) The Trust's pro rata portion of the fidelity bond required by
        Section 17(g) of the 1940 Act, or other insurance premiums;


        (p)  Association membership dues;


        (q) Extraordinary expenses of the Trust as may arise, including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and


        (r) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.


        5.  Compensation. For the services provided, the Adviser will pay the
            ------------
Portfolio Manager a fee accrued and computed daily and, payable monthly, based on the average daily net assets of the Fund at the annual rate of .35% of the average daily net assets of the Fund.


        6.  Seed Money. The Adviser agrees that the Portfolio Manager shall not
            ----------
be responsible for providing money for the initial capitalization of the Trust or the Fund.

        7.  Compliance.
            ----------


        (a) The Portfolio Manager agrees that it shall immediately notify the Adviser and the Trust in the event (i) that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Portfolio Manager further agrees to notify the Adviser and the Trust immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.


        (b) The Adviser agrees that it shall immediately notify the Portfolio Manager in the event (i) that the SEC has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, and (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.


        8.   Independent Contractor. The Portfolio Manager shall for all
             ----------------------
purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Adviser from time to time, have no authority to act for or represent the Adviser in any way or otherwise be deemed its agent. The Portfolio Manager understands that unless expressly provided herein or authorized from time to time by the Trust, the Portfolio Manager shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust's agent.


        9.  Books and Records. In compliance with the requirements of Rule 31a-3
            -----------------
under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Adviser's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

        10.  Cooperation. Each party to this Agreement agrees to cooperate with
             -----------
each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.


        11.  Services Not Exclusive.  It is understood that the services of the
             ----------------------
Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Portfolio Manager, and in any person controlled by or under common control with the Portfolio Manager, and that the Portfolio Manager may have an interest in the Trust. It is also understood that the Portfolio Manager and persons controlled by or under common control with the Portfolio Manager have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses; provided, however, that neither the Portfolio Manager nor any of its affiliates operating under the Van Eck name shall undertake to act as investment adviser or sub-adviser for any other registered investment company that is not sponsored or managed by the Portfolio Manager or one of its affiliates except upon not less than 60 days' prior notice in writing to the Adviser and the Trust.


        12.  Liability.  Except as provided in Section 13 and as may otherwise
             ---------
be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement.


        13.  Indemnification. The Portfolio Manager agrees to indemnify and hold
             ---------------
harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (collectively, "Van Eck Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Trust which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Portfolio Manager, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Portfolio Manager (other than a Van Eck Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than a Van Eck Indemnified Person); provided, however, that in no case is the

Portfolio Manager's indemnity in favor of the Adviser or any affiliated person or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

        The Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of
Section 15 of the 1933 Act controls the Portfolio Manager (collectively, "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Portfolio Manager or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Trust which (i) may be based upon any misfeasance, malfeasance, or nonfeasance by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser (other than an Adviser Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Adviser or any affiliated person of the Adviser by the Portfolio Manager or any affiliated person of the Portfolio Manager (other than an Adviser Indemnified Person); provided however, that in no case is the indemnity of the Adviser in favor of the Portfolio Manager, or any affiliated person or controlling person of the Portfolio Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.


        14.  Duration and Termination. This Agreement shall take effect as of
             ------------------------
the date hereof, and shall remain in effect for two years from such date, and continue thereafter on an annual basis with respect to a Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by the vote of a majority of the outstanding voting shares of that Fund, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940
Act) of the Trust, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding shares (as defined in the 1940 Act) of the Fund. This Agreement may be terminated:

        (a) by the Trust at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, by vote of
        (1) a majority of the Trustees of the Trust; (2) a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Trust, the Adviser or the Portfolio Manager; or (3) a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, on 60 days' written notice to the Portfolio Manager;


        (b) by the Portfolio Manager at any time, without the payment of any penalty, upon 180 days' written notice to the Trust.


        (c) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Portfolio Manager.


        However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Portfolio Manager in event of its assignment, as that term is defined in the 1940 Act, by the Portfolio Manager.

        15.  Agreement and Declaration of Trust.  A copy of the Second Amended
             ----------------------------------
and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Second Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.


        16.  Miscellaneous.
             -------------

        (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder.


        (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

        (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

        (d) Except with the agreement or on the specific instructions of the Trustees of the Trust or the Adviser, the Portfolio Manager shall not exercise or procure the exercise of any voting right attaching to investments of the Fund.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                                        PIMCO ADVISORS L.P.


                                        By:
----------------------                     ----------------------------
Attest:                                    Title:
Title:



                                        VAN ECK ASSOCIATES CORPORATION



                                        By:
----------------------                     ----------------------------
Attest:                                    Title:
Title:


                                    - 17 -